Optimum Fund Trust
N-SAR

Exhibit List


Exhibit		Reference

77.O	Transactions effected
pursuant to Rule 10f-3

Name of Issuer:  J. Crew Group
Underwriter from whom purchased:
Goldman Sachs
Affiliated Underwriter managing or
participating in underwriting
syndicate:  Bank of America
Securities LLC
Aggregate principal amount of
purchase by all investment
companies advised by the Adviser:
$1,500,000
Aggregate principal amount of
offering:  $376,000,000
Purchase price (net of fees and
expenses):  $20.00
Offering price at close of first
day on which any sales were made:
$20.00
Date of purchase:  6/27/2006
Date offering commenced:  6/27/2006
Commission, spread or profit:
$0.78 per share
The securities are part of an issue
registered under the Securities Act
of 1933 which is being offered to
the public.
The securities were purchased prior
to the end of the first day on
which any sales were made, at a
price that is not more than the
price paid by each other purchaser
of securities in that offering or
in any concurrent offering of the
securities (except, in the case of
an Eligible Foreign Offering, for
any rights to purchase that are
required by law to be granted to
existing security holders of the
issuer).
The underwriting was a firm
commitment underwriting.
The commission, spread or profit
was reasonable and fair in relation
to that being received by others
for underwriting similar securities
during the same period.
The issuer of the securities,
except for Eligible Municipal
Securities, and its predecessors
has been in continuous operation
for not less than three years.
The amount of the securities, other
than those sold in Eligible Rule
144A Offering, purchased by all of
the investment companies advised by
the Adviser and any purchases by
another account with respect to
which the Adviser has investment
discretion if the Adviser exercised
such discretion with respect to the
purchase, did not exceed 25% of the
principal amount of the offering.
No affiliated underwriter of the
Purchasing Fund was a direct or
indirect participant in or
beneficiary of the sale.